                                Exhibit 5.1

November 8, 2021

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

Ladies and Gentlemen:

We have acted as counsel for Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), with respect to the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof in connection with the resale or distribution from time to time by the selling securityholders named in the Registration Statement of up to 12,122,602 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 7,795,280 shares of issued and outstanding Common Stock (the “Shares”) registered for resale by the selling securityholders named in the Registration Statement, and (ii) 4,327,322 shares of Common Stock (the “Warrant Shares” and, together with the Shares, the “Securities”) issuable upon exercise of the remaining balance of the pre-funded warrant to purchase our Common Stock (the “Pre-Funded Warrant”) held by a certain selling securityholder named in the Registration Statement.

We have also participated in the preparation of a Prospectus (the “Prospectus”) relating to the Securities, which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Amended and Restated Certificate of Incorporation (the “Certificate”), the Amended and Restated Bylaws of the Company (the “Bylaws”), the Certificate of Designations (the “Certificate of Designations and, together with the Certificate and Bylaws, the “Governing Documents”) of the Series A Preferred Stock, par value $0.0001 per share, of the Company, (ii) that certain Transaction Agreement, dated July 28, 2021, by and between the Company and Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P., (iii) the Pre-Funded Warrant, (iv) the Registration Statement and the Prospectus, (v) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, and (vii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with the opinions hereinafter expressed, we have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remains in effect; (ii) one or more prospectus supplements, if required, will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement to the Prospectus; (iv) any Warrant Shares will have been issued in accordance with the terms of the Pre-Funded Warrant; (v) the issuance of the Warrant Shares will not violate the Governing Documents of the Company then in effect or any law, regulation, government or court-imposed order, restriction, agreement or instrument then binding on the

Company; (vi) at the time of the issuance of any Warrant Shares, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization, and will have the necessary corporate power; (vii) upon the issuance by the Company of the Warrant Shares upon the exercise of the Pre-Funded Warrant, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares thereof that the Company is then authorized to issue under the Governing Documents; (viii) the certificates of the Common Stock, if any, will conform to the specimens thereof examined by us; and (ix) each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

(i) the Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

(ii) the Warrant Shares have been duly authorized and, when issued upon exercise of the Pre-Funded Warrant and against payment therefor in accordance with the terms of the Pre-Funded Warrant, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to any other law or any matter other than as expressly set forth above, express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation, and no opinion as to any other law or matter may be inferred or implied.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP